Grant Park Fund

Class A, B, Legacy 1, Legacy 2, Global 1, Global 2 and Global 3 Units

Monthly Performance Report • February 2019



Consider your alternatives. **Invest smarter.**®

GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste. 600
Chicago, IL 60661

Market Commentary: February 2019

Currencies: The U.S. dollar strengthened on hopes for progress in trade talks between the U.S. and China. The Australian and New Zealand dollars weakened after Australia's central bank considered a possible rate cut as it acknowledged growing economic risks. The Japanese yen fell following data of weakening economic performance. The British pound strengthened after Prime Minister Theresa May said Parliament will be allowed to vote on a "no-deal" Brexit or delay.

Energy: Crude oil prices rose due to new U.S. imposed sanctions on Venezuela, reduced output by OPEC and a continued slowdown in U.S. drilling activity. Heating oil prices moved higher on lower inventories.

Equities: Global equity markets rose on reports of progress in trade talks between the U.S. and China and a boost in energy stocks amid rising oil prices.

Fixed Income: Global fixed income markets declined slightly on optimism for a U.S.-China trade deal and easing Brexit fears.

Grains/Foods: Wheat and corn markets fell on muted demand and abundant supplies. Coffee prices declined over 10% due to excess supplies and a weaker Brazilian real. Cocoa markets moved higher as demand increased and concerns arose about poor weather conditions in the Ivory Coast. Cotton markets moved higher on optimism about a possible trade deal between the U.S. and China.

Metals: Gold and silver markets moved lower as a stronger dollar reduced demand for the safe-haven assets. Copper and other base metal prices rose on firming demand and hopes of a U.S.-China trade deal.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.33%	0.80%											**-0.55%**
	2000	**2001**	**2002**	**2003**	**2004**	**2005**	**2006**	**2007**	**2008**	**2009**	**2010**	**2011**	**2012**
	10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%	-6.13%
	2013	**2014**	**2015**	**2016**	**2017**	**2018**							
	-3.84%	6.66%	-12.41%	-0.78%	-3.12%	-9.92%							

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.39%	0.74%											**-0.65%**
	2003	**2004**	**2005**	**2006**	**2007**	**2008**	**2009**	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**
	7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%	-6.74%	-4.44%	6.07%	-12.97%
	2016	**2017**	**2018**										
	-1.48%	-3.75%	-10.50%										

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.14%	0.99%											**-0.16%**
	2009	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**			
	-3.39%	6.09%	-11.00%	-3.96%	-1.75%	8.64%	-10.44%	1.41%	-0.86%	-7.80%			

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.16%	0.97%											**-0.20%**
	2009	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**			
	-3.55%	5.73%	-11.45%	-4.26%	-1.95%	8.55%	-10.66%	1.14%	-1.10%	-8.03%			

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.10%	1.04%											**-0.07%**
	2009	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**			
	-4.32%	2.88%	-11.18%	-3.30%	-1.22%	9.34%	-10.46%	2.58%	-0.40%	-6.95%			

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.12%	1.02%											**-0.11%**
	2009	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**			
	-4.64%	2.56%	-11.43%	-3.55%	-1.44%	9.14%	-10.64%	2.51%	-0.62%	-7.19%			

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.26%	0.87%											**-0.40%**
	2009	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**			
	-6.04%	0.68%	-13.05%	-5.19%	-3.06%	7.46%	-12.16%	0.80%	-2.34%	-8.82%			

*All historical performance is available at www.grantparkfunds.com

A, B and Legacy Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
February
2019

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
15%	2%	25%	44%	10%	4%

Global Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
February
2019

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
15%	2%	25%	44%	10%	4%

Sector Positions at Month-End


Commodities 16%
Financials 84%
Energy 2%
Grains 10%
Metals 4%
Currencies 15%
Equities 25%
Fixed Income 44%
Mar 18
April 18
May 18
June 18
July 18
Aug 18
Sep 18
Oct 18
Nov 18
Dec 18
Jan 19
Feb 19
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units		Global Units			A and B Units
Class	1	2	1	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$10,000	$5,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy employed by Grant Park for the past 20 years.		Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.			
Breakeven Level	3.11%	3.39%	2.51%	2.78%	6.21%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	6	6	
Eligibility	Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.			

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - February 2019	
Total Fund Assets (A,B, Legacy, Global)	$75M
12-Month Return	-5.92%
Average 12-Month Return	12.33%
36-Month Cumulative Return	-19.78%
60-Month Cumulative Return	-16.51%
Compounded Annualized ROR	8.63%
3-Year Compounded Annualized ROR	-7.08%
5-Year Compounded Annualized ROR	-3.54%
10-Year Compounded Annualized ROR	-4.83%
Worst Drawdown (12/08 - 1/19)	-40.54%
Worst Drawdown Last 5 Years (12/08 - 1/19)	-40.54%
Average 1-month Gain	5.59%
Average 1-month Loss	-3.88%
# of Winning Months	184
# of Losing Months	178

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2009 - December 2018		
↑↓	Moved in Opposite Directions	45%
↑↑	Positive Results for Both	35%
↓↓	Negative Results for Both	20%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.